EXHIBIT 10.1



                          LETTER AGREEMENT AND RELEASE

This Letter Agreement and Release (this "Agreement") is made and entered into effective March 31, 2002 by and between Berg & Berg Enterprises, LLC, ("Berg") a California limited liability company and Valence Technology, Inc. ("Valence"), a Delaware corporation.

RECITALS:

Whereas, Valence owns mortgage notes receivable in the principal amount of $17,533,226.80 and accrued and unpaid interest of $951,754.93 (the "Notes") as set forth on attached Exhibit A;

Whereas, the Notes have been pledged as collateral to Berg to secure borrowings under the Loan Agreement (the "Loan Agreement") entered into between Berg and Valence, dated February 24, 2001 which currently has an outstanding balance in the principal amount of $17,500,000 and accrued and unpaid interest of $1,140,370.41 (the "Loan");

Whereas, Valence desires to assign all of its right, title and interest in the Notes to Berg, together with the other consideration set forth herein, to pay the Loan in full;

Whereas, Berg has agreed to accept Valence's assignment of the Notes and other consideration set forth herein as payment in full of the Loan;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Valence hereby assigns to Berg all of Valence's right, title, and interest in and to the Notes (including all amounts of unpaid interest thereon) and agrees to pay to Berg $155,388.68 in immediately available funds by wire transfer pursuant to the written instructions attached hereto as Exhibit B (collectively, the "Valence Consideration").

2. In exchange for the Valence Consideration, Berg acknowledges and agrees that the Loan is fully paid and discharged. The Loan Agreement is hereby terminated.

3. Berg hereby assumes any and all obligations and duties of Valence under the Notes.

4. Any security interest of Berg that may exist in any assets of Valence securing or purporting to secure Valence's obligations under the Loan or the Loan Agreement is hereby extinguished. The parties agree to file any and all financing statements and take any other steps necessary or desirable to extinguish any security interest that may exist in Valence's assets, which arose out of the Loan or the Loan Agreement.

5.   Berg hereby represents and warrants to Valence that:

     (a) there are no evidences of indebtedness with respect to the Loan other than the Loan Agreement; and

     (b) Berg is the sole lawful owner, beneficially and of record, of the Loan, free and clear of any security interest, claim, lien, pledge, option, encumbrance or restriction of any kind or nature. Berg has not assigned the Loan, in whole or in part to any individual or entity. Berg has the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

6. Berg hereby releases all claims, liabilities and damages known and unknown, which Berg may have against Valence or its affiliates relating to the Loan or the Loan Agreement. Berg further acknowledges that it has been advised of and is familiar with and hereby specifically waives any rights it may have pursuant to the provisions of the California Civil Code Section 1542 which provides as follows: "A general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


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7.   This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.

8. Berg and Valence agree to execute any further instruments or documents consistent herewith and to take all actions as may be required or advisable in order to consummate the transactions contemplated herein.

9. Time is of the essence of each and every term, condition, obligation, and provision hereof.

10. This Agreement is made in the State of California and its validity, construction, and rights under this Agreement shall be governed by California law, without regard to its conflicts of laws, rules or principles.

11. Any modification to this Agreement shall be in writing and signed by all parties to this Agreement.

12. This is the complete agreement of the parties on the subject matter heeof. This Agreement supersedes any prior or contemporaneous oral or written understandings on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

13. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. This Agreement may be executed by facsimile, which shall be deemed an original.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"Berg"                                      "Valence"
Berg & Berg Enterprises, LLC                Valence Technology, Inc.


By:   /S/ CARL E. BERG                      By:   /S/ KEVIN W. MISCHNICK
   -------------------------------             ---------------------------------
   Carl E. Berg, Managing Member               Kevin W. Mischnick, VP of Finance